UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2010
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TIB FINANCIAL CORP.
(Exact name of registrant as specified in its charter)
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Florida	0000-21329	65-0655973
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

599 9th Street North, Suite 101 Naples, Florida	34102-5624
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (239) 263-3344
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Registration Rights Agreement

On September 30, 2010, TIB Financial Corp., a Florida corporation (the “Company”), entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with North American Financial Holdings, Inc. (the “Investor”), in connection with the closing of the transactions (the “Closing”) contemplated by that certain Investment Agreement dated as of June 29, 2010, among the Company, TIB Bank, a Florida corporation and wholly owned subsidiary of the Company (the “Bank”), and the Investor (the “Investment Agreement”).  Pursuant to the Investment Agreement, the Investor became a controlling shareholder of the Company (See Items 3.02 and 5.01 of this Current Report on Form 8-K).  Under the Registration Rights Agreement, at the Investor’s request, the Company will be required to use its reasonable best efforts to promptly file with, and cause to be declared effective by, the Securities and Exchange Commission (the “SEC”) up to four registration statements providing for the resale by the Investor of the shares of common stock, $0.10 par value, of the Company (“Common Stock”) and the shares of Common Stock issuable upon conversion of all shares of the newly created Series B Convertible Participating Voting Preferred Stock having a liquidation amount of $1,000 per share, of the Company (“Series B Preferred Stock”) issued by the Company to the Investor in connection with the closing of the transactions under the Investment Agreement.  The Registration Rights Agreement also provides the Investor with customary piggyback registration rights.  The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Indemnification Agreements

In connection with the Closing, the Company and the Bank are entering into indemnification agreements (each, an “Indemnification Agreement”) with each of their respective directors and senior executive officers (each an “Indemnitee”).  The Indemnification Agreements supersede any prior indemnification agreements in effect between each Indemnitee and the Company and/or the Bank, as applicable.  The Indemnification Agreements provide the Indemnitees with, among other things, indemnification against liabilities relating to their services as directors and officers of the Company and/or the Bank and the advancement of expenses under certain circumstances, in each case to the fullest extent permitted by law.  The Indemnification Agreements also require the Company and the Bank to take commercially reasonable efforts to purchase and maintain one or more policies of directors’ and officers’ liability insurance to cover liabilities asserted against, or incurred by, the Indemnitees.  The foregoing summary of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Company’s Indemnification Agreement and the Bank’s Indemnification Agreement, forms of which are filed as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The Investment

On September 30, 2010, pursuant to, and in accordance with, the Investment Agreement, the Company completed the issuance and sale to the Investor of 700,000,000 shares of Common Stock and 70,000 shares of Series B Preferred Stock for aggregate consideration of $175 million, of which approximately $162.8 million was paid in cash and approximately $12.2 million was paid in the form of a contribution to the Company of all 37,000 shares of preferred stock issued to the United States Department of the Treasury under the TARP Capital Purchase Program and the related warrant to purchase shares of the Company’s Common Stock (the “Investment”).  The terms of the Investment Agreement were previously described in a Current Report on Form 8-K filed by the Company with the SEC on June 30, 2010.  The issuance and sale of the shares of Common Stock and the shares of Series B Preferred Stock are exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act.  The Company did not engage in general solicitation or advertising with regard to the issuance and sale of the shares of Common Stock or the shares of Series B Preferred Stock.

Each share of the Series B Preferred Stock will mandatorily convert into 6,666 shares of Common Stock (subject to certain anti-dilution adjustments and plus cash in lieu of any fractional conversion shares) following shareholder approval of an amendment to the Company’s Articles of Incorporation (the “Articles of Incorporation”) to increase the number of authorized shares of Common Stock to permit the issuance of all of the Common Stock into which the Series B Preferred Stock is convertible.  The terms of conversion of the Series B Preferred Stock into Common Stock are set forth in the Certificate of Designations, Preferences, Rights and Limitations of Series B Convertible Participating Voting Preferred Stock (the “Series B Certificate of Designations”), which was filed with the Florida Secretary of State as an amendment to the Articles of Incorporation on September 29, 2010.

This description of the terms of the Series B Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the full text of the Series B Certificate of Designations, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Warrant

On September 30, 2010, pursuant to, and in accordance with, the Investment Agreement, the Company issued to the Investor of a warrant (the “Warrant”) to purchase up to 1,166,666,667 shares of Common Stock of the Company (the “Warrant Shares”).  Until shareholder approval of an amendment to the Articles of Incorporation to increase the number of authorized shares of Common Stock to permit the exercise of the Warrant in full, the Warrant shall be exercisable for that number of shares of Series B Preferred Stock that would be convertible into the number of Warrant Shares subject to such exercise.  The Warrant is exercisable, in whole or in part, and from time to time, from September 30, 2010 to March 30, 2012, for Warrant Shares at an exercise price of $0.15 per Warrant Share (subject to customary anti-dilution adjustments as provided in the Warrant).

The issuance of the Warrant is exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act.  The Company did not engage in general solicitation or advertising with regard to the issuance of the Warrant.

This summary of the Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 3.02 above is incorporated by reference into this Item 3.03.

The Series B Preferred Stock is a series of convertible preferred stock senior to the Common Stock with respect to rights on liquidation, winding-up, and dissolution.  Each share of Series B Preferred Stock will bear a dividend that mirrors any dividend payable on the shares of Common Stock underlying such share of Series B Preferred Stock.

 The Series B Preferred Stock will not be redeemable by either the Company or by the holders.  Holders of the Series B Preferred Stock will vote with the holders of Common Stock on all matters upon which holders of Common Stock are entitled to vote, including the election of directors, on an as converted basis, and will also have other voting rights with respect to matters applicable to the series of Series B Preferred Stock.  The Series B Preferred Stock will contain customary anti-dilution provisions. This summary does not purport to be complete and is qualified in its entirety by reference to the full texts of the Series B Certificate of Designations, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

The information set forth in Items 1.01 and 3.02 hereof is incorporated by reference into this Item 5.01.

On September 30, 2010, the Company and the Investor completed the Investment.  The 700,000,000 shares of Common Stock and the 70,000 shares of Series B Preferred Stock issued to and beneficially owned by the Investor together represent approximately 98.7% of the issued and outstanding voting power in the Company immediately following the closing of the Investment.  The funding for this transaction came primarily from funds previously raised in one or more private offerings conducted by the Investor.  Pursuant to the Investment Agreement, upon the completion of the Investment, R. Eugene Taylor (Chairman), Christopher G. Marshall, Peter N. Foss, William A. Hodges and Bruce R. Singletary were named to board of directors of the Company (the “Company Board”).  Mr. Howard Gutman and Mr. Brad Boaz, currently members of the Company Board, will remain as such following the Closing.

Immediately following the completion of the Investment on September 30, 2010, the Investor controls more than 50% of the Company’s voting power and, as a result, the Company qualifies as a “controlled company” as defined in Rule 5615(c)(1) of The NASDAQ Stock Market, Inc. Marketplace Rules (the “Marketplace Rules”).  Therefore, as of September 30, 2010, the Company is exempt from the requirements of Rule 5605(b)(1) of the Marketplace Rules with respect to the Company Board being comprised of a majority of “independent directors,” as defined by Rule 5605(a)(2) of the Marketplace Rules, and Rules 5605(d) and 5605(e) of the Marketplace Rules covering the independence of directors serving on the Compensation Committee and the Governance & Nominating Committee of the Company Board, respectively.  The controlled company exemption does not extend to the audit committee requirements under Rule 5605(c) of the Marketplace Rules or the requirement for executive sessions of independent directors under Rule 5605(b)(2) of the Marketplace Rules.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           Amendment of Articles of Incorporation

The information set forth in Item 3.02 above is incorporated by reference into this Item 5.03(a).

In connection with the issuance of the shares of Series B Preferred Stock, on September 29, 2010, the Company filed the Series B Certificate of Designations with the Florida Secretary of State for the purpose of establishing the preferences, limitations, voting powers and relative rights of the Series B Preferred Stock.  The Series B Certificate of Designations became effective with the Florida Secretary of State upon filing.  This description of the terms of the Series B Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to the full texts of the Series B Certificate of Designations, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.        Other Events

On September 30, 2010, the Company issued a Press Release relating to the completion of the Investment between NAFH and the Company, which is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
3.1	Certificate of Designations, Preferences, Rights and Limitation of Series B Convertible Participating Voting Preferred Stock.
4.1	Warrant dated September 30, 2010 to purchase shares of Common Stock and Series B Convertible Participating Voting Preferred Stock.
10.1	Registration Rights Agreement dated September 30, 2010, by and between TIB Financial Corp. and North American Financial Holdings, Inc.
10.2	Form of Indemnification Agreement by and between TIB Financial Corp. and its directors and certain officers.
10.3	Form of Indemnification Agreement by and between TIB Bank and its directors and certain officers.
99.1	Press Release dated September 30, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TIB FINANCIAL CORP.
                         (Registrant)

September 30, 2010                                                                         By:/s/Stephen J. Gilhooly
                                       EVP, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Certificate of Designations, Preferences, Rights and Limitation of Series B Convertible Participating Voting Preferred Stock.
4.1	Warrant dated September 30, 2010 to purchase shares of Common Stock and Series B Convertible Participating Voting Preferred Stock.
10.1	Registration Rights Agreement dated September 30, 2010, by and between TIB Financial Corp. and North American Financial Holdings, Inc.
10.2	Form of Indemnification Agreement by and between TIB Financial Corp. and its directors and certain officers.
10.3	Form of Indemnification Agreement by and between TIB Bank and its directors and certain officers.
99.1	Press Release dated September 30, 2010

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